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                                                                     Exhibit (j)

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Trustees and shareholders
Republic Funds:

We consent to the use of our reports, dated November 20, 1998 and December 18, 1998 incorporated herein by reference and to the references to our firm under the captions "Financial Highlights" in the prospectus and "Independent Auditors" in the statements of additional information.


                                                  KPMG Peat Marwick LLP

Boston Massachusetts
March 25, 1999